Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE
Trinity Industries, Inc. Announces Executive Changes

DALLAS - December 17, 2018 - Trinity Industries, Inc. (NYSE: TRN) (“Trinity” or the “Company”) today announced that James E. Perry, the Company’s current Senior Vice President and Chief Financial Officer, has notified the Company of his decision to transition from employment with the Company to pursue other opportunities. Mr. Perry will remain in the Chief Financial Officer role until Trinity has filed its Annual Report on Form 10-K for the year ended December 31, 2018. The Company plans to enter into a transition agreement with Mr. Perry consistent with the terms of Trinity’s executive officers’ Transition Compensation Plan.

The Company also announced that Melendy Lovett will assume the role of Senior Vice President and Chief Financial Officer following the filing of the Company’s 2018 Form 10-K. Ms. Lovett’s current role with the Company is Senior Vice President and Chief Administrative Officer, and she has oversight of the Company’s railcar leasing business. Ms. Lovett also led the Company’s recent spin-off of Arcosa, Inc. to Trinity’s shareholders.

Prior to joining Trinity as an executive, Ms. Lovett was a member of Trinity’s Board of Directors and had a 20-year career with Texas Instruments (“TI”), most recently as Senior Vice President and President of TI’s education technology business. Prior to joining TI, she was a senior manager with Coopers & Lybrand. Ms. Lovett is a Certified Public Accountant in the state of Texas. She holds a Bachelor's degree in Management from Texas A&M University, and a Master's degree in Accounting from the University of Texas at Dallas.

Upon Ms. Lovett’s assumption of the Chief Financial Officer role, Relle Howard, the Company’s Vice President and Chief Information Officer will assume the role of Trinity’s Chief Administrative Officer.

Mr. Howard joined the Company in 2016. Prior to joining Trinity, he was Vice President of Information Technology at Flowserve Corporation. Prior to his service at Flowserve, Mr. Howard served as the Manufacturing Information Technology Director for Celanese Chemicals, held several operation and technology-related roles while employed at Alcatel, and served in the United States Army, 1st Cavalry Division at Ft. Hood, Texas. Mr. Howard received an Executive MBA from The University of Texas at Dallas and earned a B.S. in Management and Systems Engineering from the United States Military Academy at West Point.

“I am excited for Melendy to assume the role of Chief Financial Officer, and for Relle to become our Chief Administrative Officer,” said Timothy R. Wallace, Trinity’s Chairman, Chief Executive Officer and President. “It speaks to the strength of the Company’s executive team to promote excellent leaders from within our organization. Melendy and Relle are ideally suited for their new roles, and I expect the transitions to be smooth. I continue to be enthusiastic about Trinity’s future. I would like to thank James for his 14 years of service to Trinity, including over eight years as our CFO and his leadership role in the successful spin-off of Arcosa to Trinity’s shareholders. James has done an excellent job building a strong finance and accounting leadership team at Trinity, and I look forward to their ongoing contributions. I wish him the best in his future endeavors.”

“As we close 2018, I am very pleased with all of our accomplishments this year,” Wallace continued. “We have already made significant progress on the optimization of our capital structure since the spin-off, including the recently announced $350 million accelerated share repurchase program. I am optimistic for our prospects to grow through organic and external initiatives while we continue to optimize the capital structure and seek ways to add shareholder value through our concentration of focus on the North American rail industry.”

About Trinity Industries
Trinity Industries, Inc., headquartered in Dallas, Texas, owns businesses that are leading providers of rail transportation products and services in North America. Our rail-related businesses market their railcar products and services under the trade name TrinityRail®. The TrinityRail integrated business platform provides railcar manufacturing, maintenance and modifications, as well as railcar leasing and management services. Trinity also owns businesses engaged in the manufacture of products used on the nation’s roadways and in traffic control, as well as logistical and transportation businesses that provide support services to a variety of industrial manufacturers. Trinity reports its financial results in three principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, and the All Other Group. For more information, visit: www.trin.net.

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity's estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements, including, but not limited to, future financial and operating performance, future opportunities and any other statements regarding events or developments that Trinity believes or anticipates will or may occur in the future. Trinity uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “projected,” “outlook,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Trinity expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Trinity’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to risks and uncertainties regarding economic, competitive, governmental, and technological factors affecting Trinity’s operations, markets, products, services and prices, and such forward-looking statements are not guarantees of future performance. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in Trinity’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by Trinity’s Quarterly Reports on Form 10-Q, and Trinity’s Current Reports on Form 8-K.

Investor & Media Contact:
Jessica L. Greiner
Vice President, Investor Relations and Communications
Trinity Industries, Inc.
(Investors) 214/631-4420
(Media Line) 214/589-8909